Filed Pursuant to Rule 424(b)(5)

Registration No. 333-277758

PROSPECTUS SUPPLEMENT

(To prospectus dated May 14, 2024)

Up to $39,966,424 Common Shares

We have entered into a sales agreement (the “sales agreement”) with B. Riley Securities, Inc. (“B. Riley”) relating to the sale of our common shares offered by this prospectus supplement and the accompanying prospectus. We may offer and sell common shares having an aggregate offering price of up to $39,966,424, from time to time through or to B. Riley as sales agent or principal.

Our common shares trade on the NYSE American and on the Tel Aviv Stock Exchange under the symbol “LCTX.” On May 10, 2024, the last reported sale price of our common shares on the NYSE American was $1.17 per share.

Sales of our common shares, if any, under this prospectus supplement and the accompanying prospectus will be made by any method that is deemed an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). B. Riley is not required to sell any specific number or dollar amount of securities, but will act as a sales agent in connection with agency transactions using commercially reasonable efforts to sell on our behalf all of the common shares requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between B. Riley and us. In addition, B. Riley may act as principal in connection with any principal transactions. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

B. Riley will be entitled to a commission of up to 3.0% of the gross sales price per share sold under the sales agreement. In connection with the sale of the common shares on our behalf, B. Riley will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of B. Riley will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to B. Riley with respect to certain liabilities, including liabilities under the Securities Act.

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” on page S-4 of this prospectus supplement and under similar headings in the other documents that are incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

B. Riley Securities

The date of this prospectus supplement is May 14, 2024.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus relate to the offering of our common shares. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we may authorize for use in connection with this offering in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled, “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” These documents contain important information that you should consider when making your investment decision.

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”). This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering of our common shares and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, including the documents incorporated by reference into the accompanying prospectus, provides more general information, some of which may not apply to the offering. Generally, when we refer to this prospectus, we are referring to the combined document consisting of this prospectus supplement and the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference into the accompanying prospectus that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. We have not, and the sales agent has not, authorized anyone to provide you with different information, and neither we nor the sales agent take any responsibility for any other information that others may give you.

We and the sales agent are not making an offer to sell or soliciting an offer to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus supplement, the accompanying prospectus, and the information incorporated herein and therein by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks or trade names appearing in or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners. Solely for convenience, the trademarks, service marks and trade names appearing in or incorporated by reference into this prospectus supplement or the accompanying prospectus may be referred to without the symbols “®” and “™”, but such references should not be construed as any indication that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. Use or display by us of other parties’ trademarks, service marks or trade names is not intended to and does not imply a relationship with, or endorsements or sponsorship of, us by the trademark, service mark or trade name owners.

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise indicated, information contained in this prospectus supplement, the accompanying prospectus, and in the documents we incorporate by reference herein and therein concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market size, is based on information from various sources, including peer reviewed journals, formal presentations at medical and scientific society meetings and third-parties commissioned by us or our licensors to provide market research and analysis, and is subject to a number of assumptions and limitations. Although we are responsible for all of the disclosure contained in this prospectus supplement, the accompanying prospectus, and in the documents we incorporate by reference, and we believe the information from industry publications and other third-party sources included herein and therein is reliable, such information is inherently imprecise. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors.

Unless the context otherwise requires, “Lineage,” “the Company,” “we,” “us,” “our” and similar terms refer to Lineage Cell Therapeutics, Inc. and its consolidated subsidiaries. When we refer to “you” we mean potential holders of the securities we may offer under this prospectus supplement and accompanying prospectus.

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PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information contained elsewhere in or incorporated by reference into this prospectus supplement. This summary is not complete and does not contain all of the information that you need to consider in making your investment decision. You should carefully read this entire prospectus supplement, the accompanying prospectus and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” in this prospectus supplement and in any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement, the accompanying prospectus and any related free writing prospectus. You should also carefully read the information incorporated by reference into this prospectus supplement, including our financial statements, and the exhibits to the registration statement of which this prospectus supplement is a part.

Overview

We are a clinical-stage biotechnology company developing novel allogeneic, or “off-the-shelf,” cell therapies to address unmet medical needs. Our programs are based on our proprietary cell-based technology platform and associated development and manufacturing capabilities. From this platform, we design, develop, manufacture, and test specialized human cells with anatomical and physiological functions similar or identical to cells found naturally in the human body. The cells we manufacture are created by applying directed differentiation protocols to established, well-characterized, and self-renewing pluripotent cell lines. These protocols generate cells with characteristics associated with specific and desired developmental lineages. Cells derived from such lineages which are relevant to the underlying condition are transplanted into patients in an effort to (a) replace or support cells that are absent or dysfunctional due to degenerative disease, aging, or traumatic injury, and (b) restore or augment the patient’s functional activity.

Our business strategy is to efficiently leverage our technology platform and our development, formulation, delivery, and manufacturing capabilities to advance our programs internally or in conjunction with strategic partners to further enhance their value and probability of success.

A significant area of focus is a collaboration we entered into with F. Hoffmann-La Roche Ltd and Genentech, Inc., a member of the Roche Group (collectively or individually, “Roche” or “Genentech”), under which our lead cell therapy program known as OpRegen®, is being developed for the treatment of ocular disorders, including geographic atrophy (“GA”) secondary to age-related macular degeneration (“AMD”). OpRegen (also known as RG6501) is a suspension of human allogeneic retinal pigmented epithelial (“RPE”) cells and is currently being evaluated in a Phase 2a multicenter clinical trial in patients with GA secondary to AMD. OpRegen subretinal delivery has the potential to counteract RPE cell loss in areas of GA lesions by supporting retinal cell health and improving retinal structure and function. Under the terms of the Collaboration and License Agreement we entered into with Roche in December 2021, we received a $50.0 million upfront payment in January 2022 and are eligible to receive up to an additional $620.0 million in developmental, regulatory, and commercialization milestone payments. We also are eligible to receive tiered double-digit percentage royalties on net sales of OpRegen in the U.S. and other major markets. On May 7, 2024, we entered into a service agreement with Genentech pursuant to which we will provide supplemental clinical, technical, training, manufacturing, and procurement services to support the ongoing advancement and optimization of the OpRegen program.

Our most advanced unpartnered product candidate is OPC1, an allogeneic oligodendrocyte progenitor cell therapy designed to improve recovery following a spinal cord injury (“SCI”). OPC1 has been tested in two clinical trials to date; a five patient Phase 1 clinical trial in acute thoracic SCI, where all subjects are followed for at least 10 years, and a 25 patient Phase 1/2a multicenter clinical trial in subacute cervical SCI, where all subjects were evaluated for at least two years. Results from both studies have been published in the Journal of Neurosurgery Spine. OPC1 clinical development has been supported in part by a $14.3 million grant from the California Institute for Regenerative Medicine. In January 2024 we filed an Investigational New Drug (“IND”) amendment for OPC1 as it relates to our proposed DOSED (Delivery of Oligodendrocyte Progenitor Cells for Spinal Cord Injury: Evaluation of a Novel Device) clinical study, to evaluate the safety and utility of a novel spinal cord delivery device to administer OPC1 to the spinal parenchyma in subacute and chronic SCI patients. We have received written correspondence from the FDA, advising us that due to significant workload and conflicting PDUFA priorities at the agency, its review of our IND amendment and the DOSED study protocol is still ongoing. We have also received information requests from the FDA, all of which we have responded to in a timely manner, and such responses have not involved any commitments to perform additional activities that would delay commencement of the DOSED study. We intend to continue to work closely with the FDA to respond to any additional information requests and/or feedback. In parallel, we continue to focus on customary trial preparations and related activities to support opening our first clinical study site for the DOSED study in the second quarter of 2024.

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Our neuroscience focused pipeline of allogeneic, or “off-the-shelf”, cell therapy programs currently includes:
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RG6501 (OpRegen), an allogeneic RPE cell replacement therapy currently in a Phase 2a multicenter, open-label, single arm clinical trial, being conducted by Roche, for the treatment of GA secondary to AMD, also known as atrophic or dry AMD.

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OPC1, an allogeneic oligodendrocyte progenitor cell therapy which will be evaluated in the DOSED clinical study, to test the safety and utility of a novel spinal cord delivery device in both subacute and chronic spinal cord injuries and continues to be evaluated in long-term follow-up from a Phase 1/2a multicenter clinical trial for subacute cervical spinal cord injuries.

●	ANP1, an allogeneic auditory neuron progenitor cell transplant currently in preclinical development for the treatment of debilitating hearing loss.

●	PNC1, an allogeneic photoreceptor cell transplant currently in preclinical development for the treatment of vision loss due to photoreceptor dysfunction or damage.

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RND1, a novel hypoimmune induced pluripotent stem cell line being developed in collaboration with Eterna Therapeutics Inc., which will be evaluated for differentiation into cell transplant product candidates for central nervous system diseases and other neurology indications.

Other Programs

We have additional undisclosed product candidates being considered for development, and we may consider others, which cover a range of therapeutic areas and unmet medical needs. Generally, these product candidates are based on the same platform technology and employ a similar, guided cell differentiation and transplant approach as the product candidates described above, but in some cases may also include genetic modifications designed to enhance efficacy and/or safety profiles.

Our efforts to broaden the application of our cell therapy platform and support long-term growth include a strategic collaboration we entered into with Eterna. This reflects a portion of our corporate strategy to capitalize on our process development capabilities by combining them with cell engineering and/or editing technologies, to create novel cell therapies with potentially superior product profiles compared to currently marketed therapies, if any.

In addition to seeking to create value for shareholders by developing product candidates and advancing those candidates through clinical development, we also may seek to create value from our non-core intellectual property or related technologies and capabilities, through licensing collaborations and/or strategic transactions, such as our business development approach to our VAC dendritic cell therapy platform.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To the extent that we continue to qualify as a smaller reporting company, we may take advantage of accommodations afforded to smaller reporting companies including: (i) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act of 2002; (ii) scaled executive compensation disclosure requirements; and (iii) providing only two years of audited financial statements, instead of three years. We will qualify as a smaller reporting company: (i) until the fiscal year following the determination that the market value of our voting and non-voting common shares held by non-affiliates is more than $250 million measured on the last business day of our second fiscal quarter, or (ii) if our annual revenues are less than $100 million during the most recently completed fiscal year, until the fiscal year following the determination that the market value of our voting and non-voting common shares held by non-affiliates is more than $700 million measured on the last business day of our second fiscal quarter.

Corporate Information

We are incorporated in the State of California. Our common shares trade on the NYSE American and the Tel Aviv Stock Exchange under the symbol “LCTX.” Our principal executive offices are at 2173 Salk Avenue, Suite 200, Carlsbad, California 92008, and our phone number at that address is (442) 287-8990. Our website address is www.lineagecell.com. The information on, or that can be accessed through our website is not part of this prospectus supplement.

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THE OFFERING
Common shares offered in this offering	Common shares having an aggregate offering price of up to $39,966,424.
Common shares to be outstanding after this offering

Up to 222,983,312 shares, after giving effect to the sale of 34,159,337 common shares in this offering at an offering price of $1.17 per share, which was the last reported sale price of our common shares on the NYSE American on May 10, 2024. The actual number of shares sold in this offering will vary depending on the price at which shares may be sold from time to time.

Plan of distribution	“At the market offering” that may be made from time to time through B. Riley, as agent or principal. See “Plan of Distribution.”
Use of proceeds

We currently intend to use the net proceeds from this offering for working capital and general corporate purposes, including research and development expenses and capital expenditures. See “Use of Proceeds.”

Risk factors

Investing in our common shares involves significant risks. See the “Risk Factors” section of this prospectus supplement, and under similar headings in other documents incorporated by reference into this prospectus supplement.

NYSE American symbol	“LCTX”

The number of our common shares to be outstanding after this offering is based on 188,823,975 common shares outstanding as of May 10, 2024, and excludes, as of that date, the following:

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26,493,958 common shares issuable upon the exercise of outstanding stock options with a weighted average exercise price of $1.53 per share awarded under our 2021 Equity Incentive Plan, as amended (our “2021 Equity Incentive Plan”), our 2012 Equity Incentive Plan, as amended (together with our 2021 Equity Incentive Plan, our “equity incentive plans”), or outside of our equity incentive plans pursuant to approval by the independent members of our board of directors in reliance the exception for inducement grants to new employees under the NYSE American Company Guide;

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501,032 common shares issuable upon vesting and settlement of outstanding restricted stock units under our equity incentive plans; and

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22,122,497 common shares available for future grant under our 2021 Equity Incentive Plan.

Except as otherwise indicated, all information in this prospectus supplement reflects and assumes no issuance, exercise or settlement of stock-based awards under our equity incentive plans.

Unless otherwise stated, all information contained in this prospectus supplement reflects an assumed public offering price of $1.17 per share, which was the last reported sale price of our common shares on the NYSE American on May 10, 2024.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described below and under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by our subsequent quarterly reports on Form 10-Q and other reports and documents that are incorporated by reference into this prospectus supplement, before deciding whether to purchase any of our common shares in this offering. Each of the risk factors could adversely affect our business, results of operations, and financial condition, as well as adversely affect the value of an investment in our common shares, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

Our management might apply the net proceeds from this offering in ways with which you do not agree and in ways that may impair the value of your investment.

Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. Our management might apply these proceeds in ways with which you do not agree, or in ways that do not improve our financial condition or market value, which could compromise our ability to pursue our growth strategy and adversely affect the market price of our common shares.

You may experience immediate and substantial dilution.

The offering price per share in this offering may exceed the net tangible book value per common share outstanding prior to this offering. Assuming that an aggregate of 34,159,337 of our common shares are sold at a price of $1.17 per share, the last reported sale price of our common shares on the NYSE American on May 10, 2024, for aggregate gross proceeds of approximately $39,966,424, and after deducting commissions and estimated offering expenses payable by us, you would experience immediate dilution of $0.94 per share, representing the difference between our as adjusted net tangible book value per share as of March 31, 2024 after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options, and the vesting and settlement of outstanding restricted stock units, may result in further dilution of your investment. See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you purchase shares in this offering. Because the sales of the common shares offered hereby will be made directly into the market or in any other method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act, the prices at which we sell these shares will vary and these variations may be significant. Purchasers of the shares we sell, as well as our existing shareholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested.

The actual number of shares we will issue under the sales agreement in this offering, at any one time or in total, is uncertain.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to B. Riley at any time throughout the term of the offering under this prospectus supplement. The number of shares that are sold by B. Riley after delivering a placement notice will fluctuate based on the market price of our common shares during the sales period and limits we set with B. Riley. Because the price per share of each share sold will fluctuate based on the market price of our common shares during the sales period, it is not possible at this time to predict the number of shares, if any, that will be ultimately sold in this offering.

The common shares offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and as result they may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

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You may experience future dilution as a result of future equity offerings.

To raise additional capital, we may in the future issue additional common shares or other securities convertible into or exchangeable for common shares at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional common shares, or securities convertible or exchangeable into common shares, in future transactions may be higher or lower than the price per share paid by investors in this offering.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, and the documents incorporated by reference into this prospectus supplement, contain forward-looking statements. These statements are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the sections titled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K and our most recent subsequent Quarterly Report on Form 10-Q, as well as any amendments thereto, filed with the SEC.

In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “positioned,” “potential,” “seek,” “should,” “target,” “will,” “would” or the negative or plural of those terms, and similar expressions intended to identify statements about the future, although not all forward-looking statements contain these words. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these statements.

Any statements in this prospectus supplement, or incorporated herein by reference, about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements include statements regarding:

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the potential to receive developmental, regulatory, and commercialization milestone and royalty payments under our Collaboration and License Agreement with F. Hoffmann-La Roche Ltd and Genentech, Inc.;

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our plans to research, develop and commercialize our product candidates;

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the initiation, progress, success, cost and timing of our clinical trials and other product development activities;

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the therapeutic potential of our product candidates, and the indications for which we intend to develop our product candidates;

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our ability to successfully manufacture our product candidates for clinical development and, if approved, for commercialization, and the timing and costs of such manufacture;

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the potential of our cell therapy platform;

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our ability to obtain additional capital to fund our operations;

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our expectations and plans regarding existing and potential future collaborations with third parties such as pharmaceutical and biotechnology companies, government agencies, academic laboratories, and research institutes for the discovery, development, and/or commercialization of novel cell therapy products;

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the size and growth of the potential markets for our product candidates and our ability to serve those markets;

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the potential scope and value of our intellectual property rights; and

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the effects on our operations of the Israel-Hamas war, other geopolitical conflicts, political and economic instability, public health emergencies and macroeconomic conditions.

You should refer to the “Risk Factors” section in this prospectus supplement and in any free writing prospectus we authorize for use in connection with this offering, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Given these risks, uncertainties and other factors, many of which are beyond our control, we cannot assure you that the forward-looking statements in this prospectus supplement, or incorporated by reference herein, will prove to be accurate, and you should not place undue reliance on these forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus supplement, even if new information becomes available in the future.

USE OF PROCEEDS

In this offering, we may issue and sell common shares having aggregate sales proceeds of up to $39,966,424 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the sales agreement with B. Riley as a source of financing.

We will retain broad discretion over the use of the net proceeds from this offering. We currently intend to use the net proceeds from this offering for working capital and general corporate purposes, including research and development and capital expenditures. We may also use a portion of the net proceeds to acquire or invest in businesses and products or product candidates, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus supplement. Pending the use of net proceeds, we plan to invest the net proceeds in short-term interest-bearing investment-grade securities, certificates of deposit or government securities.

DILUTION

Our net tangible book value on March 31, 2024 was approximately $13.8 million, or approximately $0.08 per common share. Net tangible book value per common share is determined by dividing our net tangible book value, which consists of tangible assets less total liabilities, by the number of common shares outstanding on that date. If you purchase shares in this offering, your ownership interest will be diluted immediately to the extent of the difference between the price you pay per common share in this offering and the as adjusted net tangible book value per common share after this offering.

After giving effect to the sale of 34,159,337 common shares in this offering at an assumed offering price of $1.17 per share, the last reported sale price of our common shares on the NYSE American on May 10 , 2024, and after deducting estimated offering commissions and offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2024, would have been approximately $52.3 million, or $0.23 per share. This would represent an immediate increase in the net tangible book value of $0.15 per share to existing shareholders and an immediate dilution of $0.94 per share to investors purchasing our shares in this offering at the assumed public offering price. The following table illustrates this dilution on a per share basis:

Assumed public offering price per share		$1.17
Net tangible book value per share as of March 31, 2024	$0.08
Increase in net tangible book value per share attributable to the offering	$0.15
As adjusted net tangible book value per share as of March 31, 2024, after giving effect to
this offering		$0.23
Dilution per share to investors purchasing shares in this offering		$0.94

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The table above assumes for illustrative purposes that an aggregate of 34,159,337 common shares are sold in this offering during the term of the sales agreement with B. Riley at a price of $1.17 per share, the last reported sale price of our common shares on the NYSE American on May 10, 2024, for aggregate gross proceeds of $39,966,424. The shares subject to the sales agreement with B. Riley are being sold from time to time at various prices. An increase of $0.25 per share in the price at which the shares are sold from the assumed public offering price of $1.17 per share shown in the table above, assuming all of our common shares in the aggregate amount of approximately $39,966,424 during the term of the sales agreement with B. Riley is sold at that price, would increase our as adjusted net tangible book value per share after the offering to $0.24 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $1.18 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $0.25 per share in the price at which the shares are sold from the assumed public offering price of $1.17 per share shown in the table above, assuming all of our common shares in the aggregate amount of approximately $39,966,424 during the term of the sales agreement with B. Riley is sold at that price, would decrease our as adjusted net tangible book value per share after the offering to $0.23 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $0.69 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

The above discussion and table are based on 188,753,536 of our common shares outstanding as of March 31, 2024, and excludes, as of that date, the following:

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26,387,932 common shares issuable upon the exercise of outstanding stock options with a weighted average exercise price of $1.53 per share awarded under our equity incentive plans or outside of our equity incentive plans pursuant to approval by the independent members of our board of directors in reliance the exception for inducement grants to new employees under the NYSE American Company Guide;

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501,032 common shares issuable upon vesting and settlement of outstanding restricted stock units under our equity incentive plans; and

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22,273,132 common shares available for future grant under our 2021 Equity Incentive Plan.

To the extent that any stock options outstanding as of March 31, 2024 have been or may be exercised, restricted stock units outstanding as of March 31, 2024 have or will vest and settle, new stock-based awards are issued under our 2021 Equity Incentive Plan, or we issue additional common shares in the future, including in connection with other capital raising transactions, investors purchasing our shares in this offering may experience further dilution.

PLAN OF DISTRIBUTION

We entered into a sales agreement with B. Riley on March 22, 2024, under which we may issue and sell our common shares from time to time through or to B. Riley acting as sales agent or principal. Sales of our common shares, if any, under this prospectus supplement and the accompanying prospectus may be made by any method that is deemed an “at the market offering” as defined in Rule 415 promulgated under the Securities Act, including ordinary brokers’ transactions through the facilities of the NYSE American at market prices or in block transactions or as otherwise agreed between us and B. Riley.

Each time we wish to issue and sell common shares to B. Riley on an agency basis under the sales agreement, we will notify B. Riley of the number or dollar value of shares to be issued, the dates on which such sales are anticipated to be made and any minimum price below which sales may not be made. Once we have so instructed B. Riley, unless B. Riley declines to accept the terms of such notice, B. Riley has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of B. Riley under the sales agreement to sell our common shares are subject to a number of conditions that we must meet.

Settlement for sales of our common shares sold on an agency basis (i) on or prior to May 24, 2024 will occur on the second trading day and (ii) on or after May 28, 2024 will occur on the first trading day, in each case, following the date on which such sales are made (or any such other settlement cycle as may be in effect pursuant to Rule 15c6-1 under the Exchange Act), or on some other date that is agreed upon by us and B. Riley in connection with a particular transaction, in return for payment of the net proceeds to us. Settlement for sales of common shares sold on a principal basis will occur on such settlement cycle as we and B. Riley may agree and as required by applicable law. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

S-7

We will pay B. Riley a commission equal to an aggregate of up to 3.0% of the gross proceeds we receive from the sales of our common shares. We have also agreed to reimburse B. Riley for its expenses, including attorney’s fees, in an amount not to exceed an aggregate of $75,000 incurred in connection with entering into the transactions contemplated by the sales agreement and up to $5,000 per calendar quarter, for ongoing diligence arising from the transactions contemplated by the sales agreement. We estimate that the total expenses for the offering, excluding compensation payable to B. Riley under the terms of the sales agreement, will be approximately $200,000.

In connection with the sale of the common shares on our behalf, B. Riley will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of B. Riley will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to B. Riley with respect to certain civil liabilities, including liabilities under the Securities Act.

The offering of our common shares pursuant to the sales agreement will terminate upon the termination of the sales agreement as permitted therein. We and B. Riley may each terminate the sales agreement at any time upon ten days’ prior notice.

This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement is filed with the SEC as an exhibit to our Current Report on Form 8-K filed with the SEC on March 22, 2024, which is incorporated by reference in this prospectus supplement.

To the extent required by Regulation M under the Exchange Act, B. Riley will not engage in any market making activities involving our common shares while the offering is ongoing under this prospectus supplement.

B. Riley and its affiliates may in the future provide, various investment banking and other financial services for us. They have received, or may in the future receive, customary fees and commissions for these transactions.

LEGAL MATTERS

The validity of the common shares offered by this prospectus supplement will be passed upon by Sheppard Mullin Richter & Hampton, LLP, San Diego, California. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., San Diego, California, is counsel for B. Riley in connection with this offering.

EXPERTS

WithumSmith+Brown, PC, our independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023 as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement of which this prospectus supplement and the accompanying prospectus form a part. Our consolidated financial statements are incorporated by reference in reliance on WithumSmith+Brown, PC’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of a registration statement on Form S-3 we filed with the SEC under the Securities Act. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus supplement or incorporated by reference herein. Neither we nor the sales agent has authorized anyone else to provide you with different information. Neither we nor the sales agent is making an offer of our common shares in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front page of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or any sale of the shares offered by this prospectus supplement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including our company. The address of the SEC website is www.sec.gov.

S-8

We maintain a website at www.lineagecell.com. Information contained in or accessible through our website does not constitute a part of this prospectus supplement and is not incorporated by reference into this prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement. We incorporate by reference into this prospectus supplement the information or documents listed below (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K) that we have filed with the SEC (File No. 001-12830):

●
our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 7, 2024 (the “Annual Report”), including all material incorporated by reference therein from our definitive Proxy Statement on Schedule 14A for our 2024 annual meeting of shareholders filed with the SEC on April 29, 2024;

●
our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024, filed with the SEC on May 9, 2024;

●
our Current Reports on Form 8-K filed with the SEC on February 6, 2024, February 15, 2024, and March 22, 2024; and

●
the description of our common shares contained in our Registration Statement on Form 8-A, filed with SEC on October 26, 2009, including any amendment or report filed for the purpose of updating such description, including the description of our common shares in Exhibit 4.02 of the Annual Report.

We also incorporate by reference into this prospectus supplement all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished with such reports related to such items, and other portions of documents that are furnished, but not filed, pursuant to applicable rules promulgated by the SEC) that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement but prior to the termination of the offering of the common shares covered by this prospectus supplement.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement but not delivered with the prospectus supplement, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to Lineage Cell Therapeutics, Inc., Attn: Secretary, 2173 Salk Avenue, Suite 200, Carlsbad, California 92008; telephone: (442) 287-8990. You may also access these documents on our website at www.lineagecell.com. Information contained in or accessible through our website does not constitute a part of this prospectus supplement and is not incorporated by reference into this prospectus supplement.

Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

S-9

PROSPECTUS

$200,000,000

Common Shares

Preferred Shares

Debt Securities

Warrants

From time to time, we may offer up to $200,000,000 of any combination of the securities described in this prospectus in one or more offerings. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including pursuant to any applicable antidilution provisions.

This prospectus provides a general description of the securities we may offer. Each time we offer securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference into any of the foregoing, before you invest in any of the securities being offered.

This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.

Our common shares trade on the NYSE American and the Tel Aviv Stock Exchange (“TASE”) under the symbol “LCTX.” On March 5, 2024, the last reported sale price of our common shares on the NYSE American was $1.08 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on the NYSE American, TASE, or any securities market or other exchange of the securities, if any, covered by such prospectus supplement.

We may sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus and in the prospectus supplement for the applicable offering. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” on page 5 of this prospectus as well as those described in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 14, 2024.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings up to a total aggregate offering price of $200,000,000. This prospectus provides you with a general description of the securities we may offer.

Each time we offer and sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before investing in any of the securities offered.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus and the information incorporated herein by reference contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

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PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you need to consider in making your investment decision. You should carefully read this entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, the applicable prospectus supplement and any related free writing prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Unless the context otherwise requires, references in this prospectus to “Lineage,” “we,” “us,” “our” and similar terms refer to Lineage Cell Therapeutics, Inc. and its consolidated subsidiaries.

Overview

We are a clinical-stage biotechnology company developing novel allogeneic, or “off-the-shelf,” cell therapies to address unmet medical needs. Our programs are based on our proprietary cell-based technology platform and associated development and manufacturing capabilities. From this platform, we design, develop, manufacture, and test specialized human cells with anatomical and physiological functions similar or identical to cells found naturally in the human body. The cells we manufacture are created by applying directed differentiation protocols to established, well-characterized, and self-renewing pluripotent cell lines. These protocols generate cells with characteristics associated with specific and desired developmental lineages. Cells derived from such lineages which are relevant to the underlying condition are transplanted into patients in an effort to (a) replace or support cells that are absent or dysfunctional due to degenerative disease, aging, or traumatic injury, and (b) restore or augment the patient’s functional activity.

Our business strategy is to efficiently leverage our technology platform and our development, formulation, delivery, and manufacturing capabilities to advance our programs internally or in conjunction with strategic partners to further enhance their value and probability of success.

A significant area of focus is a collaboration we entered into with F. Hoffmann-La Roche Ltd and Genentech, Inc., a member of the Roche Group (collectively or individually, “Roche” or “Genentech”), under which our lead cell therapy program known as OpRegen®, is being developed for the treatment of ocular disorders, including geographic atrophy (“GA”) secondary to age-related macular degeneration (“AMD”). OpRegen (also known as RG6501) is a suspension of human allogeneic retinal pigmented epithelial (“RPE”) cells and is currently being evaluated in a Phase 2a multicenter clinical trial in patients with GA secondary to AMD. OpRegen subretinal delivery has the potential to counteract RPE cell loss in areas of GA lesions by supporting retinal cell health and improving retinal structure and function. Under the terms of the Collaboration and License Agreement we entered into with Roche in December 2021, we received a $50.0 million upfront payment in January 2022 and are eligible to receive up to an additional $620.0 million in developmental, regulatory, and commercialization milestone payments. We also are eligible to receive tiered double-digit percentage royalties on net sales of OpRegen in the U.S. and other major markets.

Our most advanced unpartnered product candidate is OPC1, an allogeneic oligodendrocyte progenitor cell therapy designed to improve recovery following a spinal cord injury (“SCI”). OPC1 has been tested in two clinical trials to date; a five patient Phase 1 clinical trial in acute thoracic SCI, where all subjects were followed for at least 10 years, and a 25 patient Phase 1/2a multicenter clinical trial in subacute cervical SCI, where all subjects were evaluated for at least two years. Results from both studies have been published in the Journal of Neurosurgery Spine. OPC1 clinical development has been supported in part by a $14.3 million grant from the California Institute for Regenerative Medicine. In February 2024, we announced the clearance by the FDA of our Investigational New Drug (“IND”) amendment for OPC1. Pursuant to the IND amendment, we have initiated activities to open our first clinical site in the DOSED (Delivery of Oligodendrocyte Progenitor Cells for Spinal Cord Injury: Evaluation of a Novel Device) clinical study, to evaluate the safety and utility of a novel spinal cord delivery device to administer OPC1 to the spinal parenchyma in subacute and chronic SCI patients. We expect the initial clinical site opening to occur in the second quarter of 2024.

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Our neuroscience focused pipeline of allogeneic, or “off-the-shelf”, cell therapy programs currently includes:

●

RG6501 (OpRegen), an allogeneic RPE cell replacement therapy currently in a Phase 2a multicenter, open-label, single arm clinical trial, being conducted by Genentech, for the treatment of GA secondary to AMD, also known as atrophic or dry AMD.

●

OPC1, an allogeneic oligodendrocyte progenitor cell therapy which will be evaluated in the DOSED clinical study, to test the safety and utility of a novel spinal cord delivery device in both subacute and chronic spinal cord injuries and continues to be evaluated in long-term follow-up from a Phase 1/2a multicenter clinical trial for subacute cervical spinal cord injuries.

●	ANP1, an allogeneic auditory neuron progenitor cell transplant currently in preclinical development for the treatment of debilitating hearing loss.

●	PNC1, an allogeneic photoreceptor cell transplant currently in preclinical development for the treatment of vision loss due to photoreceptor dysfunction or damage.

●

RND1, a novel hypoimmune induced pluripotent stem cell line being developed in collaboration with Eterna Therapeutics Inc., which will be evaluated for differentiation into cell transplant product candidates for central nervous system diseases and other neurology indications.

We have additional undisclosed product candidates being considered for development, and we may consider others, which cover a range of therapeutic areas and unmet medical needs. Generally, these product candidates are based on the same platform technology and employ a similar guided cell differentiation and transplant approach as the product candidates detailed above, but in some cases may also include genetic modifications designed to enhance efficacy and/or safety profiles.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To the extent that we continue to qualify as a smaller reporting company, we may take advantage of accommodations afforded to smaller reporting companies including: (i) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act of 2002; (ii) scaled executive compensation disclosure requirements; and (iii) providing only two years of audited financial statements, instead of three years. We will qualify as a smaller reporting company: (i) until the fiscal year following the determination that the market value of our voting and non-voting common stock held by non-affiliates is more than $250 million measured on the last business day of our second fiscal quarter, or (ii) if our annual revenues are less than $100 million during the most recently completed fiscal year, until the fiscal year following the determination that the market value of our voting and non-voting common stock held by non-affiliates is more than $700 million measured on the last business day of our second fiscal quarter.

Corporate Information

We are incorporated in the State of California. Our common shares trade on the NYSE American and the Tel Aviv Stock Exchange under the symbol “LCTX.” Our principal executive offices are at 2173 Salk Avenue, Suite 200, Carlsbad, CA 92008, and our phone number at that address is (442) 287-8990. Our website address is www.lineagecell.com. The information on, or that can be accessed through our website is not part of this prospectus.

All brand names or trademarks appearing in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the symbols ® and TM, but such references should not be construed as any indication that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

The Securities We May Offer

We may offer our common shares and preferred shares, various series of debt securities and warrants to purchase any of such securities, up to a total aggregate offering price of $200,000,000 from time to time in one or more offerings under this prospectus, the prospectus supplement for the applicable offering and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of the relevant offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

●	designation or classification;

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●	aggregate principal amount or aggregate offering price;
●	maturity;
●	original issue discount;
●	rates and times of payment of interest or dividends;
●	redemption, conversion, exchange or sinking fund terms;
●	ranking;
●	restrictive covenants;
●	voting or other rights;
●

conversion or exchange prices or rates and any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange; and

●	important U.S. federal income tax considerations.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We may sell the securities directly to investors or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

●	the names of those underwriters or agents;
●	applicable fees, discounts and commissions to be paid to them;
●	details regarding over-allotment options, if any; and
●	the estimated net proceeds to us.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

Common Shares. We may issue our common shares from time to time. Each holder of common shares is entitled to one vote for each share on all matters submitted to a vote of shareholders, and, subject to certain exceptions, does not have cumulative voting rights. Subject to preferences that may apply to any outstanding preferred shares, holders of our common shares are entitled to receive ratably any dividends that our board of directors may declare out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, holders of our common shares are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding preferred shares. Holders of our common shares have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common shares. The rights, preferences and privileges of the holders of our common shares are subject to and may be adversely affected by the rights of the holders of shares of any series of our preferred shares that we may designate in the future. In this prospectus, we have summarized certain general features of our common shares under the heading “Description of Capital Stock—Common Shares.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to any common shares being offered.

Preferred Shares. We may issue preferred shares from time to time, in one or more series. Under our certificate of incorporation, our board of directors has the authority, without further action by our shareholders (unless such shareholder action is required by applicable law or the rules of any stock exchange or market on which our securities are then traded), to issue up to 2,000,000 preferred shares in one or more series and to fix the number, rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and sinking fund terms, and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of common shares. Any convertible preferred shares we may issue will be convertible into our common shares or exchangeable for our other securities. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates.

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If we sell any series of preferred shares under this prospectus, we will fix the designations, voting powers, preferences and rights of such series of preferred shares, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred shares that we are offering before the issuance of the related series of preferred shares. In this prospectus, we have summarized certain general features of the preferred shares under the heading “Description of Capital Stock—Preferred Shares.” We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of preferred shares being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred shares.

Debt Securities. From time to time, we may issue debt securities in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our common shares or other securities. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates.

Any debt securities will be issued under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities under the heading “Description of Debt Securities.” We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indenture(s) and any supplemental indentures that contain the terms of the debt securities. We have filed a form of indenture as an exhibit to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or incorporate by reference from reports that we file with the SEC, supplemental indentures and forms of debt securities containing the terms of the debt securities being offered.

Warrants. We may issue warrants to purchase common shares, preferred shares or debt securities, in one or more series, from time to time. We may issue warrants independently or in combination with common shares, preferred shares or debt securities, and the warrants may be attached to or separate from such common shares, preferred shares or debt securities. In this prospectus, we have summarized certain general features of the warrants under the heading “Description of Warrants.” We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the complete warrant agreements and warrant certificates, if any, that contain the terms of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or incorporate by reference from reports that we file with the SEC, the form of warrant or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.

Warrants may be evidenced by warrant certificates. Warrants may also be issued under a warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our most recent Annual Report on Form 10-K, as updated by our subsequent quarterly reports on Form 10-Q and other reports and documents that are incorporated by reference into this prospectus and the applicable prospectus supplement, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, results of operations, and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, and the documents incorporated in this prospectus by reference, contain forward-looking statements. These statements are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the sections titled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K and our most recent subsequent Quarterly Report on Form 10-Q, as well as any amendments thereto, filed with the SEC.

In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “positioned,” “potential,” “seek,” “should,” “target,” “will,” “would” or the negative or plural of those terms, and similar expressions intended to identify statements about the future, although not all forward-looking statements contain these words. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these statements.

Any statements in this prospectus, or incorporated herein by reference, about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the Exchange Act. These forward-looking statements include statements regarding:

●

the potential to receive developmental, regulatory, and commercialization milestone and royalty payments under our Collaboration and License Agreement with F. Hoffmann-La Roche Ltd and Genentech, Inc.;

●	our plans to research, develop and commercialize our product candidates;

●	the initiation, progress, success, cost and timing of our clinical trials and other product development activities;

●	the therapeutic potential of our product candidates, and the indications for which we intend to develop our product candidates;

●	our ability to successfully manufacture our product candidates for clinical development and, if approved, for commercialization, and the timing and costs of such manufacture;

●	the potential of our cell therapy platform;

●	our ability to obtain additional capital to fund our operations;

●

our expectations and plans regarding existing and potential future collaborations with third parties such as pharmaceutical and biotechnology companies, government agencies, academic laboratories, and research institutes for the discovery, development, and/or commercialization of novel cell therapy products;

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●	the size and growth of the potential markets for our product candidates and our ability to serve those markets;

●	the potential scope and value of our intellectual property rights; and

●	the effects on our operations of the Israel-Hamas war, other geopolitical conflicts, political and economic instability, public health emergencies and macroeconomic conditions.

You should refer to the “Risk Factors” section contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Given these risks, uncertainties and other factors, many of which are beyond our control, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate, and you should not place undue reliance on these forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus, even if new information becomes available in the future.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any applicable prospectus supplement or in any free writing prospectuses that we may authorize to be provided to you in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered hereby, if any, for working capital and general corporate purposes, including research and development expenses and capital expenditures. We may also use a portion of the net proceeds to acquire or invest in businesses and products or product candidates, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. Pending the use of net proceeds, we plan to invest the net proceeds in short-term interest-bearing investment-grade securities, certificates of deposit or government securities.

DESCRIPTION OF CAPITAL STOCK

The following description summarizes the terms of our capital stock and certain provisions of: (i) our Restated Articles of Incorporation, as amended (as amended by the Certificate of Ownership, the “Articles”); (ii) our Amended and Restated Bylaws (the “Bylaws”); and (iii) applicable California law. Because it is only a summary, it does not contain all the information that may be important to you and it is qualified in its entirety by, and should be read in conjunction with, the Articles and the Bylaws, each of which are filed as exhibits to the registration statement of which this prospectus forms a part, and applicable California law.

Authorized Capital Stock

We are authorized to issue an aggregate of 452,000,000 shares of capital stock consisting of 450,000,000 common shares and 2,000,000 preferred shares.

Common Shares

Voting Rights

Each holder of common shares is entitled to one vote for each common share held on every matter properly submitted to the shareholders for their vote; provided that such holders may have cumulative voting rights in the election of directors if the candidates’ names have been placed in nomination prior to commencement of the voting and the shareholder has given notice prior to commencement of the voting of the shareholder’s intention to cumulate votes.

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Dividend Rights

Subject to any preferential rights or preferences of preferred shares outstanding, if any, holders of the common shares are entitled to any dividend declared by our board of directors out of funds legally available for that purpose.

Liquidation Rights

Subject to any preferential rights or preferences of holders of preferred shares outstanding, if any, holders of the common shares are entitled to receive on a pro rata basis all of our remaining assets available for distribution to the holders of the common shares in the event of the liquidation, dissolution, or winding up of our operations.

No Preemptive or Similar Rights.

Holders of the common shares do not have any preemptive rights to become subscribers or purchasers of additional shares of any class of our capital stock. There are no redemption or sinking fund provisions applicable to the common shares.

Rights of Preferred Shares May be Senior to Common Shares.

Any series of preferred shares authorized by our board of directors may be senior to and have greater rights and preferences than the common shares and may have restrictions on our repurchase or redemption of shares.

Preferred Shares

Our board of directors is authorized, without further action of the shareholders, to issue up to 2,000,000 preferred shares in one or more series, at any time, and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon the preferred shares as a class or upon any wholly unissued series of preferred shares. Our board of directors may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series of preferred shares subsequent to the issue of shares of that series.

Our board of directors may authorize the issuance of preferred shares with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common shares. The issuance of preferred shares, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control that may otherwise benefit holders of our common shares and may adversely affect the market price of our common shares and the voting and other rights of the holders of common shares.

Anti-takeover Provisions of the Articles, Bylaws and California Law

Provisions of the Articles and Bylaws may delay or discourage transactions involving an actual or potential change in control of our company or change in its management, including transactions in which shareholders might otherwise receive a premium for their shares, or transactions that its shareholders might otherwise deem to be in their best interests. Among other things, the Articles and Bylaws:

●

provide that, except for a vacancy caused by the removal of a director by the shareholders or by court order, a vacancy on the board of directors may be filled by approval of a majority of the remaining directors, though less than a quorum, or by a sole remaining director;

●

provide that shareholders seeking to present proposals before a meeting of shareholders or to nominate candidates for election as directors at a meeting of shareholders must provide notice in writing in a timely manner, and also specify requirements as to the form and content of such notice;

●

authorize the board of directors to issue preferred shares in series and to fix rights and preferences of the series (including, among other things, whether, and to what extent, the shares of any series will have voting rights and the extent of the preferences of the shares of any series with respect to dividends and other matters); and

●

provide that, at a meeting of shareholders at which directors are to be elected, no shareholder shall be entitled to cumulate votes unless the candidates’ names have been placed in nomination prior to commencement of the voting and the shareholder has given notice prior to commencement of the voting of the shareholder’s intention to cumulate vote.

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In addition, as a California corporation, we are subject to the provisions of Section 1203 of the California General Corporation Law, which requires us to provide a fairness opinion to our shareholders in connection with their consideration of any proposed “interested party” reorganization transaction.

Exchange Listing

Our common shares are listed on the NYSE American and on the TASE under the symbol “LCTX.”

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is Equiniti Trust Company, LLC.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended (“Trust Indenture Act”). We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part, or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” (“OID”), for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title of the series of debt securities;

●	any limit upon the aggregate principal amount that may be issued;

●	the maturity date or dates;

●	the form of the debt securities of the series;

●	the applicability of any guarantees;

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●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

●

if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

●

the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●

if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●

the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●

any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

●

whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

●

if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

●	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

●	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

●

additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

●	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

●	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

●	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

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●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

●	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

●

the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

●	any restrictions on transfer, sale or assignment of the debt securities of the series; and

●

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common shares or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our common shares or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than any subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

●

if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

●

if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

●

if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

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If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●

subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;

●	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

●

the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

●	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

●	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”

●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

●

to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

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●

to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

●

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of any debt securities of any series;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	provide for payment;

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	pay principal of and premium and interest on any debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the trustee;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

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Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

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All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement and in any related free writing prospectus that we may authorize to be distributed to you, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common shares, preferred shares or debt securities and may be issued in one or more series. Warrants may be offered independently or in combination with common shares, preferred shares or debt securities offered by any prospectus supplement. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, as well as any supplemental agreements, before the issuance of such warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectus, and the complete form of warrant or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that list the terms of the warrants.

General

In the applicable prospectus supplement, we will describe the terms of the series of warrants being offered, including, to the extent applicable:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased on such exercise;

●

in the case of warrants to purchase common shares or preferred shares, the number of common shares or preferred shares, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased on such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	the terms of any rights to force the exercise of the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

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●	the manner in which the warrant agreements and warrants may be modified;

●	a discussion of material or special U.S. federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●

in the case of warrants to purchase common shares or preferred shares, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any; or

●

in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable on exercise or to enforce covenants in the applicable indenture.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent in connection with the exercise of the warrant.

Upon receipt of the required payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants or of the the warrants represented by the warrant certificate are exercised, then we will issue a new warrant or warrant certificate, as applicable, for the remaining number of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements, and any claim, controversy or dispute arising under or related to the warrants or warrant agreements, will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

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LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the legal holder, we have no further responsibility for the payment or notice even if that legal holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

●	how it handles securities payments and notices;

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●	whether it imposes fees or charges;

●	how it would handle a request for the holders’ consent, if ever required;

●	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

●	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

●	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, the DTC will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “—Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers.

We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as global securities, an investor should be aware of the following:

●

an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

●

an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

●	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

●

an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

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●	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security;

●

we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security, nor will we or any applicable trustee supervise the depositary in any way;

●

the depositary may, and we understand that the DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

●

financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

●	Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

●

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

●	if we notify any applicable trustee that we wish to terminate that global security; or

●	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities covered hereby from time to time pursuant to underwritten public offerings, direct sales to the public, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:

●	on or through the facilities of the NYSE American or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

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●	to or through a market maker other than on the NYSE American or such other securities exchanges or quotation or trading services.

Such at the market offerings, if any, may be conducted by underwriters acting as principal or agent.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of any underwriters, dealers or agents, if any;

●	the purchase price of the securities and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement. If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by an over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

If we sell securities directly or through agents, we will name any agent involved in the offering and sale of securities, and we will describe any commissions and other compensation we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to the offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we offer, other than common shares, will be new issues of securities with no established trading market. Any agents or underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities. There is currently no market for any of the offered securities, other than our common shares which are listed on the NYSE American. We have no current plans for listing of our preferred shares, debt securities or warrants on any securities exchange or quotation system; any such listing with respect to any particular preferred shares, debt securities or warrants will be described in the applicable prospectus supplement or other offering materials, as the case may be.

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Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Rule 103 of Regulation M. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.

Any agents and underwriters who are qualified market makers on the NYSE American may engage in passive market making transactions in the securities on the NYSE American in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon by Sheppard Mullin Richter & Hampton, LLP, San Diego, California. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

WithumSmith+Brown, PC, our independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023 as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on WithumSmith+Brown, PC’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 we filed with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference. Neither we nor any agent, underwriter or dealer has authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including our company. The address of the SEC website is www.sec.gov.

We maintain a website at www.lineagecell.com. Information contained in or accessible through our website does not constitute a part of this prospectus and is not incorporated by reference into this prospectus.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus the information or documents listed below (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K ) that we have filed with the SEC (File No. 001-12830):

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 7, 2024 (the “Annual Report”), including all material incorporated by reference therein;

●	our Current Reports on Form 8-K filed with the SEC on February 6, 2024 and February 15, 2024; and

●

the description of our common shares contained in our Registration Statement on Form 8-A, filed with SEC on October 26, 2009, including any amendment or report filed for the purpose of updating such description, including the description of our common stock in Exhibit 4.2 of the Annual Report.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished with such reports related to such items, and other portions of documents that are furnished, but not filed, pursuant to applicable rules promulgated by the SEC) that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, and (ii) after the date of this prospectus but prior to the termination of all offerings covered by this prospectus. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to Lineage Cell Therapeutics, Inc., Attn: Secretary, 2173 Salk Avenue, Suite 200, Carlsbad, California 92008; telephone: (442) 287-8990. You may also access these documents on our website at www.lineagecell.com. Information contained in or accessible through our website does not constitute a part of this prospectus and is not incorporated by reference into this prospectus.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

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Up to $39,966,424 Common Shares Prospectus Supplement B. Riley Securities May 14, 2024